UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 11, 2017

Biolase, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Private Placement

On April 11, 2017, Biolase, Inc. (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement"), by and among the Company and the investors listed on Schedule I thereto (collectively, the "Investors"). Pursuant to the terms of the Purchase Agreement, the Company agreed to sell an aggregate of 80,644 shares of Series D Participating Convertible Preferred Stock, par value $0.001 per share ("Preferred Stock"), at a per share price of $124.00 in a private placement (the "Private Placement"). Each share of Preferred Stock will initially be convertible into 100 shares of the Company’s common stock, par value $0.001 per share ("Common Stock"), reflecting a conversion price equal to $1.24 per share, which is the closing price of the Common Stock quoted on the NASDAQ Capital Market on April 10, 2017, subject to customary anti-dilution adjustments. The shares of Preferred Stock automatically convert into shares of Common Stock upon receipt of the stockholder approval described below. The shares of Preferred Stock have no other conversion rights. Beginning on January 1, 2018 and continuing so long as any shares of Preferred Stock remain outstanding, the Preferred Stock will bear interest at an initial rate of 2%, which interest rate will increase by 2% quarterly, subject to a maximum rate of 17% per annum.

In addition, the Investors will purchase warrants (the "Warrants") to acquire up to an aggregate of 3,925,871 shares of Common Stock (the "Warrant Shares"), for a price of $0.125 per Warrant Share. The Warrants have an exercise price of $1.80 per Warrant Share (the "Exercise Price"), subject to customary anti-dilution adjustments. The Warrants become exercisable on October 18, 2017, six months after the closing of the Private Placement, and expire five years after the date of issuance or, if earlier, five business days after the Company delivers notice that the closing price per share of Common Stock exceeded the Exercise Price for 20 consecutive trading days during the exercise period.

The closing of the Private Placement is expected to occur on April 18, 2017, subject to customary closing conditions. At the closing, the Company will receive $10.5 million in gross proceeds. If all of the Warrants are exercised, the Company would receive an additional $7.1 million in gross proceeds, resulting in total proceeds from the Private Placement of up to $17.6 million before transaction costs. The Company intends to use the net proceeds from the Private Placement for working capital, including but not limited to new product development, launch and subsequent scale-up, as well as general corporate purposes.

The Purchase Agreement contains customary terms regarding, among other things, representations and warranties and indemnification. Additionally, under the Purchase Agreement, the Company has granted certain registration rights to the Investors. The Company is obligated to use commercially reasonable efforts to file, within 30 days following receipt of the stockholder approval discussed below, a registration statement on Form S-3 to register the resale of the shares of Common Stock issued upon conversion of the Preferred Stock and shares of Common Stock that may be issued pursuant to the exercise of the Warrants (collectively, the "Shares") and to effect the registration no later than 90 days after the filing date. With certain exceptions, the Company is obligated to keep the registration statement effective until all of the Shares are sold. The Company will be responsible for all of its fees and expenses incurred in connection with registering the Shares.

Following the closing of the Private Placement, the Company will be required to hold a meeting of its stockholders in order to, among other things, approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, increasing the number of authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares and satisfy NASDAQ requirements with respect to the issuance of Common Stock upon conversion of the Preferred Stock and exercise of the Warrants by certain holders whose warrants will initially be subject to the 19.99% Limitation (as defined below). The conversion of the Preferred Stock will occur automatically upon receipt of such stockholder approval, and no Warrants will be subject to the 19.99% Limitation following receipt of such stockholder approval. The "19.99% Limitation" means the provision contained in certain Warrants prohibiting the holder thereof from exercising the Warrants to the extent that the exercise would result in the holder beneficially owning more than 19.99% of the outstanding shares of Common Stock.

The Investors include Oracle Partners, L.P., Oracle Ten Fund Master, L.P., Oracle Institutional Partners, L.P., the Schuler Family Foundation, Frederic H. Moll, the Paul and Carolyn Clark Revocable Trust of 2009, Jonathan T. Lord, the Flynn Living Trust and Mark J. Nelson. Larry N. Feinberg is the managing member of Oracle Associates, LLC, which is the general partner of Oracle Partners, L.P., Oracle Ten Fund Master, L.P. and Oracle Institutional Partners, L.P., and, prior to the closing of the Private Placement, beneficially owned 22.0% of the issued and outstanding shares of Common Stock. Jack W. Schuler is the President of the Schuler Family Foundation and, prior to the closing of the Private Placement, beneficially owned 24.9% of the issued and outstanding shares of Common Stock. Frederic H. Moll and Jonathan T. Lord are directors of the Company. Paul N. Clark, the co-trustee of the Paul and Carolyn Clark Revocable Trust of 2009, is Chairman of the Board of the Company. Harold C. Flynn. Jr., the co-trustee of the Flynn Living Trust, is President and Chief Executive Officer of the Company. Mark J. Nelson is the Senior Vice President and Chief Financial Officer of the Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The shares of Preferred Stock and Warrants were offered in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"), afforded by Section 4(a)(2) of the Securities Act and rules promulgated thereunder and corresponding provisions of state securities laws. Each of the Investors is either a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act or an "accredited investor" as defined in Rule 501(a) under the Securities Act.

This report contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding the Company’s expectations regarding the closing of the Private Placement, use of proceeds and other non-historical facts. Forward-looking statements can be identified through the use of words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "should," and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s current expectations and speak only as of the date of this report. Actual results may differ materially from the Company’s current expectations depending upon a number of factors affecting the Company’s business. These factors include, among others, delays in satisfying or failure to satisfy closing conditions for the Private Placement, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described, from time-to-time, in the "Risk Factors" section of the Company’s annual and quarterly reports filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any responsibility to revise or update any forward-looking statements.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above under "Private Placement" is hereby incorporated into this Item 3.02 by reference.

Item 7.01 Regulation FD Disclosure.

On April 13, 2017, the Company issued a press release announcing the Private Placement, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The following is a list of the exhibits filed herewith:

Exhibit
Number Description

99.1 Securities Purchase Agreement, dated April 11, 2017, by and among Biolase, Inc. and the investors listed on Schedule I thereto.

99.2 Press Release of Biolase, Inc. issued on April 13, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

April 14, 2017	By:	Mark J.Nelson

Name: Mark J.Nelson
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Securities Purchase Agreement, dated April 11, 2017, by and among Biolase, Inc. and the investors listed on Schedule I thereto.
99.2	Press Release of Biolase, Inc. issued on April 13, 2017.